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                                                                    Exhibit 23.3

                         [CRAVATH, SWAINE & MOORE LOGO]



                                                                   July 30, 2002

                            Lucent Technologies Inc.
                      Lucent Technologies Capital Trust I
            Registration Statement on Form S-3 (Reg. No. 333-90628)

Ladies and Gentlemen:

        We consent to the setting forth of our opinion and the reference to our name under the caption "Certain U.S. Federal Income Tax Consequences" and also to the reference to our name under the caption "Validity of Securities" in the prospectus that forms a part of the above-referenced registration statement.

        In giving this consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

                                              Very truly yours,

                                              /s/ CRAVATH, SWAINE & MOORE
                                              -------------------------------
                                              Cravath, Swaine & Moore